Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Heintzman and James A. Hillebrand, or either one of them, as his or her attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in each capacity stated below any and all amendments to this registration statement (including post-effective amendments) as the registrant deems appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, including without limitation, a registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors has hereunto set his or her hand as of the 27th day of February, 2013.

Signature	Title

/s/ David H. Brooks
David H. Brooks	Director

/s/ Charles R. Edinger, III
Charles R. Edinger, III	Director

/s/ Carl G. Herde
Carl G. Herde	Director

/s/ James A. Hillebrand
James A. Hillebrand	President and Director

/s/ Richard A. Lechleiter
Richard A. Lechleiter	Director

/s/ Bruce P. Madison
Bruce P. Madison	Director

/s/ Richard Northern
Richard Northern	Director

/s/ Stephen M. Priebe
Stephen M. Priebe	Director

/s/ Nicholas X. Simon
Nicholas X. Simon	Director

/s/ Norman Tasman
Norman Tasman	Director

/s/ Kathy C. Thompson
Kathy C. Thompson	Senior Executive Vice President and Director